EXHIBIT 21.1

State of Incorporation
Subsidiary (1)	or Organization	Name(s) under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2014:

Duke Realty Corporation (2):
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership;
Duke Realty of Indiana Limited Partnership (AZ, KY, MO, NC);
Duke Indiana Realty Limited Partnership (TX)
Duke Realty Corporation and Duke Realty Limited Partnership:
Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership;
Duke Indiana Construction Limited Partnership (FL, NJ);
Duke Construction Limited Partnership of Michigan (MI);
Duke Indiana Construction (NY);
Duke Construction, an Indiana limited partnership (WI);
Indiana Construction (AZ)
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC;
Duke Realty Services of Indiana, LLC (KY, MO, WI);
Duke Realty Services of VA, LLC (VA);
Duke Texas Realty Services, LLC (TX)
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership;
Duke Realty Services of Indiana Limited Partnership (AZ, WA)
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
Mark Center TMP, LLC	Delaware	Mark Center TMP, LLC
Duke Realty - Butler County Surgical, LLC	Indiana	Duke Realty - Butler County Surgical, LLC
BremnerDuke McKinney Development I, LLC	Indiana	BremnerDuke McKinney Development I, LLC
Duke Realty Land, LLC	Indiana	Duke Realty Land, LLC
Duke Realty Towne Lake Development, LLC	Indiana	Duke Realty Towne Lake Development, LLC

Duke Realty Corporation and Duke Realty Limited Partnership accounted for the following entities on the equity method at December 31, 2014:

B/D Limited Partnership	Indiana	B/D Limited Partnership
Cincinnati Development Group, Limited Liability Company	Ohio	Cincinnati Development Group, Limited Liability Company
Dugan Texas LLC	Delaware	Dugan Texas LLC
Hillside Partnership I	South Carolina	Hillside Partnership I, L.P.
Lamida Group, L.L.C.	Indiana	Lamida Group, L.L.C.
Northwinds Land, L.P.	Georgia	Northwinds Land, L.P.
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
Dugan Millenia LLC	Delaware	Dugan Millenia LLC
Park Creek Venture	Indiana	Park Creek Venture
BCC Cancer Center Venture, L.P.	Delaware	BCC Cancer Center Venture, LP
AD West End, LLC	Indiana	AD West End, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
Browning/Duke II, LLC	Delaware	Browning/Duke II, LLC
DRCS, LLC	Delaware	DRCS, LLC
P&L Duke 3630 Peachtree, L.P.	Georgia	P&L Duke 3630 Peachtree, L.P.
Quantico Real Estate LLC	Delaware	Quantico Real Estate LLC
Lafayette Real Estate LLC	Delaware	Lafayette Real Estate LLC
Duke/Kane LLC	Delaware	Duke/Kane LLC
200 GR LLC	Ohio	200 GR LLC
Linden Development, LLC	New Jersey	Linden Development, LLC
Duke/Hulfish, LLC	Delaware	Duke/Hulfish, LLC
HHC Duke Realty Development, LLC	Indiana	HHC Duke Realty Development, LLC
Cole/Duke JV Duluth GA, LLC	Delaware	Cole/Duke JV Duluth GA, LLC

(1) The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary”, have been omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.

(2) Duke Realty Corporation is the parent of 145 wholly-owned subsidiaries that are organized and operated in the United States, and are in the real estate ownership, operating, and development business.